UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 5, 2007, the Board of Directors of ICO, Inc. (the “Company”) approved an amendment to the Company’s 2007 Equity Incentive Plan (the “Plan”), which is the only Company-sponsored plan that allows for current awards of stock options and restricted shares to the Company’s employees.  The purpose of the amendment was to resolve a question of interpretation, and the only significant change is the addition of language at the end of clause 7.3(a) in the Plan.

The Plan, as amended is filed as Exhibit 10.1 hereto.

Item 8.01                      Other Events

On December 5, 2007, the Board approved the following increases in the cash compensation of the Company’s non-employee directors, which increases will become effective on January 1, 2008:

*	Annual cash retainer for all non-employee directors: increased from $20,000 per year to $30,000 per year.
*	Additional annual cash retainer for Chairman of the Board: increased from $10,000 per year to $25,000 per year.
*	Additional annual cash retainer for Chairman of the Audit Committee: increased from $5,000 per year to $20,000 per year.
*	Additional annual cash retainer for Chairmen of both the Compensation Committee and the Governance & Nominating Committee: increased from $5,000 per year to $10,000 per year.
*              Board meeting attendance fee:  increased from $1,000 per meeting to $1,500 per meeting.
*	Committee meeting attendance fee: increased from $1,000 per meeting to $1,500 per meeting.

All of the annual retainers referenced above, both currently and after the increases become effective, are payable quarterly in advance.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description

10.1	Second Amended and Restated ICO, Inc. Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: December 11, 2007	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer